HHM
CERTIFIED PUBLIC ACCOUNTANTS
CHATTANOOGA | MEMPHIS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of RumbleOn, Inc. (the "Company") of our report dated October 23, 2018 relating to the financial statements of Wholesale Express, LLC. for the years ended December 31, 2017, 2016 and 2015 included in a Current Report on Form 8-K/A filed on January 14, 2019 by the Company.

Henderson Hutcherson & McCullough, PLLC

/s/ Henderson Hutcherson & McCullough, PLLC
Certified Public Accountants

Chattanooga, Tennessee
August 21, 2019

1200 Market Street, Chattanooga, TN 37402 | T 423.756.7771 | F 423.265.8125